Exhibit 10.2

AEA-Bridges Impact Corp.

PO Box 1093

Boundary Hall, Cricket Square

Grand Cayman KY1-1102

Cayman Islands

INSIDER LETTER AGREEMENT

This LETTER AGREEMENT (this “Agreement”), dated as of December 12, 2021, is made by and among AEA-Bridges Impact Corp., an exempted company incorporated in the Cayman Islands (“SPAC”) and AEA-Bridges Impact Sponsor LLC, an exempted company incorporated in the Cayman Islands with limited liability (the “Sponsor”), John Garcia, John Replogle and George Serafeim (each, an “Insider” and, collectively, the “Insiders”) and certain other officers and directors of SPAC. SPAC, the Sponsor and the Insiders shall be referred to herein from time to time collectively as the “Parties”. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Business Combination Agreement (as defined below).

WHEREAS, SPAC, Harley-Davidson, Inc., a Wisconsin corporation (“HD”), LiveWire EV, LLC, a Delaware limited liability company (the “Company”), the Sponsor, LW EV Holdings, Inc., a Delaware corporation (“HoldCo”) and LW EV Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of HoldCo, entered into that certain Business Combination Agreement, dated as of the date hereof (as it may be amended, restated, supplemented, modified or waived from time to time in accordance with its terms, the “Business Combination Agreement”);

WHEREAS, SPAC and the Insiders entered into that certain letter agreement, dated as of October 1, 2020 (the “Insider Letter Agreement”), pursuant to which the Insiders agreed to certain transfer restrictions on SPAC Ordinary Shares and SPAC Ordinary Warrants;

WHEREAS, the Sponsor, the Company, HoldCo and Mr. Garcia entered into that certain letter agreement, dated as of December 12, 2021, pursuant to which the Sponsor and Mr. Garcia agreed to certain transfer restrictions on SPAC Ordinary Shares and SPAC Ordinary Warrants; and

WHEREAS, the Sponsor, the Company, HoldCo, Mr. Garcia, Mr. Replogle and Mr. Serafeim have agreed to enter into that certain registration rights agreement at the consummation of the Business Combination.

NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:

1. Termination of Lock-up Period. SPAC and each of the Insiders respectively hereby agree that effective as of the execution of the Business Combination Agreement (and not before), Section 5 of the Insider Letter Agreement, but only with respect to each of the Insiders, shall be amended and restated in its entirety as follows:

“5. Reserved.”

The amendment and restatement set forth in this Section 1 shall be void and of no force and effect with respect to the Insider Letter Agreement if the Business Combination Agreement shall be terminated for any reason in accordance with its terms.

2. Amendments. Any provision of this Agreement may be amended or modified in whole or in part only by an agreement in writing and signed by the Parties. Notwithstanding the foregoing, no failure or delay by any Party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

3. Several and Not Joint. The agreements set forth herein shall be several (and not joint or joint and several) agreements of each Party.

[signature pages follows]

AEA-BRIDGES IMPACT CORP.

By:	/s/ John Garcia
Name:	John Garcia
Title:	Co-Chief Executive Officer

AEA-BRIDGES IMPACT SPONSOR LLC

By:	/s/ John Garcia
Name:	John Garcia
Title:	Co-Chief Executive Officer

/s/ John Garcia
John Garcia

/s/ John Replogle
John Replogle

/s/ George Serafeim
George Serafeim